UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 1, 2004

CATALINA MARKETING CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-11008 (Commission File Number)	33-0499007 (I.R.S. Employer Identification Number)

200 Carillon Parkway, St. Petersburg, Florida		33716-2325
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (727) 579-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
Item 9.01	Financial Statements and Exhibits
EX-99.1 Press Release dated September 1, 2004

Item 8.01 Other Events

     On September 1, 2004, Catalina Marketing Corporation announced that its board of directors has authorized $100 million of funds to be available for the repurchase of the company’s common stock. This authorization replaces the $44 million unused portion of the previous $100 million common stock repurchase program authorized by the board in July 2002. The company last purchased shares in June 2003. Subsequent to June 2003, the company was precluded from stock repurchases under the terms of its previous bank credit facility. The credit facility was replaced on August 27, 2004, and the company is no longer restricted from repurchases of its common stock.

     Also on September 1, 2004, the company announced that the board of directors declared an annual cash dividend to common shareholders of $0.30 per share. The dividend will be paid on October 1, 2004 to shareholders of record as of September 15, 2004.

Item 9.01 Financial Statements and Exhibits

     A copy of the company’s press release issued on September 1, 2004 announcing the authorization of funds to be available for repurchases of company common stock and announcing the declaration of the annual cash dividend is furnished in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CATALINA MARKETING CORPORATION (Registrant)

/s/ Christopher W. Wolf

Christopher W. Wolf
Executive Vice President and Chief Financial Officer
(Authorized officer of Registrant and principal financial officer)

Date: September 1, 2004

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated September 1, 2004